UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2022

HIMS & HERS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38986	98-1482650
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2269 Chestnut Street, #523 San Francisco, California	94123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 851-0195

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	HIMS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)(b) On June 2, 2022, Hims & Hers Health, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on four proposals, each of which is described in more detail in the Company’s definitive proxy statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on April 29, 2022.

Only stockholders of record as of the close of business on April 14, 2022, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 197,601,454 shares of Company’s Class A common stock (“Class A Common Stock”) and 8,377,623 shares of the Company’s Class V common stock (“Class V Common Stock”) were outstanding and entitled to vote at the Annual Meeting. In deciding all matters at the Annual Meeting, the holders of our Class A Common Stock had the right to one vote for each share of Class A Common Stock they held as of the record date and the holders of our Class V Common Stock had the right to 175 votes for each share of Class V Common Stock they held as of the record date. The holders of our Class A Common Stock and Class V Common Stock voted as a single class on all matters presented at the Annual Meeting.

The tabulation of the stockholders’ votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of ten directors to serve as directors until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified:

Name	For	Abstentions	Broker Non-Votes
Andrew Dudum	1,525,863,691	3,517,642	41,388,247
Alex Bard	1,525,833,244	3,548,089	41,388,247
Ambar Bhattacharyya	1,525,831,530	3,549,803	41,388,247
Dr. Patrick Carroll, M.D.	1,525,958,167	3,423,166	41,388,247
Dr. Delos Cosgrove, M.D.	1,525,837,188	3,544,145	41,388,247
Kristen Green	1,525,835,230	3,546,103	41,388,247
Jules Maltz	1,524,034,017	5,347,316	41,388,247
Lynne Chou O’Keefe	1,525,831,612	3,549,721	41,388,247
Andrea Perez	1,525,844,033	3,537,300	41,388,247
David Wells	1,526,335,425	3,045,908	41,388,247

Proposal 2: The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstentions
1,569,495,186	656,788	617,606

As a routine proposal under applicable rules, no broker non-votes were recorded in connection with this proposal.

Proposal 3: Advisory approval of the Company’s executive compensation:

For	Against	Abstentions	Broker Non-Votes
1,525,451,481	3,204,466	725,386	41,388,247

Proposal 4: Advisory recommendation of whether a stockholder vote to approve executive compensation should be held every one, two or three years:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
1,528,599,838	43,840	102,753	634,902	41,388,247

The stockholders approved, on a non-binding advisory basis, the holding of a non-binding advisory vote on the compensation program for the Company’s named executive officers every one year.

(d) Based on these results and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will conduct future stockholder advisory votes on the compensation program for its named executive officers every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation program for the named executive officers, expected to be held at the Company’s 2028 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIMS & HERS HEALTH, INC.

Date: June 8, 2022	By:	/s/ Andrew Dudum
Andrew Dudum
Chief Executive Officer